UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 22, 2014

RIVERBED TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33023	03-0448754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

680 Folsom Street

San Francisco, CA 94107

(Address of principal executive offices, including zip code)

(415) 247-8800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of the 2014 Equity Incentive Plan

At the 2014 Annual Meeting of Stockholders of Riverbed Technology, Inc. (“Riverbed”) held on May 22, 2014 (the “Annual Meeting”), the stockholders of Riverbed approved Riverbed’s 2014 Equity Incentive Plan (the “2014 Plan”). The terms and conditions of the 2014 Plan are described in Riverbed’s Proxy Statement dated April 9, 2014.

A copy of the 2014 Plan is attached as Exhibit 10.1 and incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the stockholders voted on the following matters:

Proposal One – Director Election. At the Annual Meeting, Mark Lewis did not receive a majority of votes cast in favor of his re-election to the Board of Directors (the “Board”). The table below presents the voting results of the election. In accordance with Riverbed’s Corporate Governance Guidelines, Mr. Lewis has offered his resignation from the Board, which the Board intends to consider carefully.

Votes For	Votes Against	Abstentions*	Broker Non-Votes*
59,168,615	74,718,842	216,265	18,247,775

*	Abstentions and broker non-votes did not affect the outcome of the election.

Proposal Two – Ratification of the Appointment of Independent Registered Public Accounting Firm. The appointment of Ernst & Young LLP as Riverbed’s independent registered public accounting firm for the fiscal year ending December 31, 2014 was ratified.

Votes For	Votes Against	Abstentions	Broker Non-Votes
146,749,199	5,215,482	386,816	0

Proposal Three – Advisory Vote on Executive Compensation. The stockholders did not approve, on a non-binding advisory basis, the compensation of Riverbed’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
35,931,696	97,369,464	802,562	18,247,775

Proposal Four – Approval of the 2014 Equity Incentive Plan. The 2014 Plan was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
84,968,186	48,873,875	261,661	18,247,775

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Riverbed Technology, Inc. 2014 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIVERBED TECHNOLOGY, INC.

Date: May 23, 2014	By:	/s/ Brett Nissenberg
Brett Nissenberg General Counsel and Senior Vice President

EXHIBIT INDEX

Exhibit No.	Description

10.1	Riverbed Technology, Inc. 2014 Equity Incentive Plan